                                                                   Exhibit 10.43

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.



                        Global Sports Interactive, Inc.
                            ______________________







                             E-Commerce Agreement

                                    between

                       Global Sports Interactive, Inc.,

                                      and

                    Oshman's Sporting Goods, Inc.-Services

                               Table of Contents

Section                                                                                     Page
-------                                                                                     ----
1  Definitions..............................................................................   2
2  Term.....................................................................................   4
3  Operation of the Web Site................................................................   5
          3.1  Creation and Maintenance of the Web Site.....................................   5
                    3.1.1  GSI Obligations..................................................   5
                    3.1.2  Scalability, Security, and Redundancy............................   6
                    3.1.3  Quality Standard.................................................   6
                    3.1.4  Retailer Approval of Initial Web Site............................   6
                    3.1.5  Retailer Approval of Web Site Modifications......................   6
                    3.1.6  Web Site Address.................................................   6
                    3.1.7  Retailer Information.............................................   6
                    3.1.8  Retailer Information Updates.....................................   7
                    3.1.9  License of the URL and Retailer's Content........................   7
                    3.1.10 Maintenance of the Web Site......................................   7
          3.2  Sale and Promotion of Merchandise on the Web Site............................   8
          3.3  GSI's Supply of Certain Online Merchandise...................................   8
                    3.3.1  Special Make-Ups.................................................   8
                    3.3.2  Closeout Merchandise and Markdowns...............................   9
                    3.3.3  Form of Communication............................................   9
          3.4  Land Based Stores Gift Certificates..........................................   9
          3.5  Cooperation..................................................................   9
          3.6  Land Based Store Kiosks......................................................   9
          3.7  Payment and Accounting of Revenue Share to Retailer..........................  10
          3.8  Service of Online Customers..................................................  10
          3.9  Audit........................................................................  11
          3.10 Return of Online Merchandise.................................................  11
          3.11 Retailer Personnel Discounts.................................................  12
          3.12 Promotions...................................................................  12
          3.13 Retailer Project Manager.....................................................  12
          3.14 Government Notices...........................................................  12
4  Online Data and Databases................................................................  12
          4.1  Ownership of Data............................................................  12
          4.2  Ownership of Databases.......................................................  13
          4.3  Delivery of Customer Data to Retailer........................................  13
5  Advertising and Marketing................................................................  13
6  Advertising Co-op and Discretionary Funds................................................  14
7  Confidentiality..........................................................................  14
8  Press Releases...........................................................................  15
9  Exclusive Web Agreement..................................................................  16
10 Use of URL, Trademarks, Service Marks, Trade Names, and Logos............................  17
11 Property Rights and Ownership............................................................  17
12 Representations and Warranties...........................................................  18
13 Disclaimer of Warranties.................................................................  19
14 Indemnification..........................................................................  19
15 Insurance................................................................................  20
16 Termination and Other Remedies...........................................................  20
17 Limitations of Liability.................................................................  22
18 Discontinuance or Regulation of the Internet; Termination of Access to the Web Site......  23

19  Force Majeure...........................................................................  23
20  Notices.................................................................................  23
21  Assignment..............................................................................  24
22  Independent Contractors.................................................................  24
23  Waiver..................................................................................  24
24  Governing Law...........................................................................  24
25  Jurisdiction............................................................................  24
26  Binding Effect..........................................................................  24
27  Severability............................................................................  25
28  Headings................................................................................  25
29  Entire Agreement........................................................................  25
30  Counterparts............................................................................  26

Schedules
---------

    Schedule 1:   Web Site Development Agreement
    Schedule 2:   URL Integration
    Schedule 3:   Marks
    Schedule 4:   Retailer Facilities
    Schedule 5:   Customer Data
    Schedule 6:   Secondary URLs
    Schedule 7:   GSI Infrastructure and Practices
    Schedule 8:   Database Tools
    Schedule 9:   Consignment Terms

                             E-Commerce Agreement


     This E-Commerce Agreement dated the 30th day of December, 1999, ("Effective Date") by and between Global Sports Interactive, Inc., ("GSI") a Pennsylvania corporation with an address of 1075 First Avenue, King of Prussia, Pennsylvania 19406 and Oshman's Sporting Goods, Inc.-Services (Retailer") a Delaware corporation with an address of 2302 Maxwell Lane, Texas 77023.

     WHEREAS, GSI is in the business of creating and operating e-commerce enabled Web sites on behalf of retailers, providing for those vendors the technology, expertise, infrastructure, and operational support necessary to offer e-commerce to their customers;

     WHEREAS, Retailer is in the business of selling sports equipment, apparel, footwear, and other related items to consumers through land-based retail stores;

     WHEREAS, Retailer has made a substantial investment to establish its trade name among consumers and suppliers so as to create a retail image connoting a specific manner in which merchandise is presented and sold throughout Retailer's network of land based retail stores;

     WHEREAS, Retailer desires to extend its lines of retail distribution through an e-commerce enabled Web site bearing its trade name and trademarks;

     WHEREAS, both Retailer and GSI recognize that the protection of Retailer's trade name, trademarks, and goodwill, as well as the overall success of the Web site, depend on consumers' perceiving the Web Site to be an Internet extension of Retailer's land-based stores that is as consistent as possible with those stores with respect to merchandise quality, availability, pricing, terms of sale, and other aspects of the retail purchasing experience;

     WHEREAS, Retailer and GSI expect that the Web Site will complement Retailer's land-based stores, enhancing Retailer's competitive position relative to other sellers of the same or similar merchandise by offering to Retailer's customer's an Internet alternative to in-store shopping;

     WHEREAS, Retailer and GSI desire to have GSI provide to Retailer a complete Web site solution that shall be the exclusive means by which Retailer will conduct e-commerce through the Web during the term of this Agreement; and

     WHEREAS, Retailer desires to obtain e-commerce capability from GSI in a manner that reserves to Retailer ultimate control over merchandising, sales, pricing, and customer service practices, policies, and strategies that may be critical to the protection of Retailer's trade name, trademarks, and goodwill and that will allow the Internet initiative to compliment, and not hinder, Retailer's in-store shopping strategies.

     NOW, THEREFORE, in reliance upon the recitals above (which are made a part of the Agreement below) and in consideration of the agreements, representations, and warranties in this Agreement, Retailer and GSI (each a "Party" and collectively, the "Parties",) intending to be legally bound, agree as follows.


1    Definitions

     Capitalized terms have the following meanings in this Agreement.

     1.1  "Advertising Co-op and Discretionary Funds" means amounts earned by or
           -----------------------------------------
          allocated to a Party by its vendors, the purpose of which is to support the Party's advertising and promotional programs.

     1.2  "Affiliate" means, as to any Person, any other Person controlled by,
           ---------
          under common control with or controlling such Person, directly or indirectly (through one or more intermediaries or otherwise). Without limiting the foregoing, as to any Person that is an entity, a Person shall be deemed an affiliate of such entity if (a) such Person beneficially owns or holds, directly or indirectly (through one or more intermediaries or otherwise), more than 10% of the voting or equity securities of such entity or such entity beneficially owns or holds, directly or indirectly (through one or more intermediaries or otherwise), more than 10% of the voting or equity securities of such Person or (b) is currently or becomes an executive officer or director of such Person (provided, however, that a Person shall not be deemed an affiliate solely by reason of this (b) if the Person has not been an officer or director of the entity at anytime on or within one year of the date of determination. The term "beneficial ownership" has the meaning given to it in Rule 13d-3, and the term "officer" has the meaning given to it in Rule 16a-1(f), both promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and both as in effect on the date hereof.

     1.3  "Categories" means the various types of product groups offered for
           ----------
          sale in Land Based Stores.

     1.4  "Closeout Merchandise" means end-of-season or excess merchandise that
           --------------------
          is priced at a greater than normal discount.

     1.5  "Closeout Site Pages" means the those Web pages incorporated into the
           -------------------
          Web Site that offer primarily Closeout Merchandise and Markdowns.

     1.6  "Content" means all text, images, pictures, sound, graphics, video and
           -------
          other information or data appearing in or through the pages of the Web Site.

     1.7  "Customer" means a Person who accesses the Web Site in any manner,
           --------
          whether or not a purchase is made.

     1.8  "Customer Information" means all data and information provided by or
           --------------------
          obtained from Customers through the Web Site and all information generated or obtained by virtue of the use of the Web Site by Customers, including without limitation, all Customer Data.

     1.9  "Governmental Authority" means any (a) nation, state, county, city,
           ----------------------
          town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     1.10 "GSI Content" is defined in Section 1.6 of Schedule 1 attached to this
           -----------
          Agreement.

     1.11 "GSI Products" is defined in Section 1.7 of Schedule 1 attached to
           -------------
          this Agreement.

     1.12 "In Line Merchandise" means merchandise available to be carried by
           -------------------
          Retailer in its Land Based Stores.

     1.13 "Intellectual Property Rights" means any and all now known or
           ----------------------------
          hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights of every kind and nature throughout the universe and however designated (including domain names, logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

     1.14 "Internet" means the system of computer networks interconnected with
           --------
          routers, worldwide in scope, that facilitates data communication services such as remote login, file transfer, electronic mail, and the Web, and any successor to such system.

     1.15 "Land Based Stores" means all sites and all channels other than the
           -----------------
          Web Site, whether a walk-in store or otherwise, from or through which Retailer conducts business.

     1.16 "Land Based Stores Gift Certificates" means gift certificates, pre-
           -----------------------------------
          programmed cards, and other forms of credit in fixed denominations redeemable only in Land Based Stores.

     1.17 "Launch Date" means the date on which the Web Site is fully
           -----------
          functional, and is first available to the public on the Web.

     1.18 "Law" means any federal, state, local, municipal, foreign,
           ---
          international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Authority.

     1.19 "Link" means a hypertext link to any Web site from or to the Web Site.
           ----

     1.20 "Markdowns" means merchandise in Retailer's inventory offered for sale
           ---------
          at a price permanently and substantially reduced from its original price.

     1.21 "Marks" is defined in Section 10 of this Agreement.
           -----

     1.22 "Online Merchandise" means merchandise to be sold through the Web
           ------------------
          Site.

     1.23 "Other GSI Retailers" means sporting goods retailers (a) that own,
           -------------------
          franchise, or operate land based stores through which sporting goods are sold; and (b) whose Web site is owned and operated by GSI.

     1.24 "Person" means, whether or not capitalized, any individual,
           ------
          corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

     1.25 "Project Manager" means a representative of Retailer whose primary
           ---------------
          duties are to supply Retailer Content to GSI and to coordinate with GSI regarding Retailer Content.

     1.26 "Retailer Content" is defined in Section 1.10 of Schedule 1 attached
           ----------------
          to this Agreement including without limitation, all information provided by Retailer for the operation of the Web Site.

     1.27 "Retailer's Net Cost" means, with respect to Special Make-Ups,  the
           -------------------
          aggregate of (i) amount paid by Retailer to manufacturer for such merchandise, plus (ii) Retailer's actual costs incurred in connection with such goods (including without limitation transportation, customs duties, finance and insurance, agent commissions, and freight forwarding costs), plus (iii) an amount for overhead and handling equal to [*] of the sum of the amounts in clauses (i) and (ii), plus
          (iv) an amount for advertising co-op equal to [*] of the sum of the amounts in clauses (i) and (ii).

     1.28 "Revenue Share" is defined in Section 3.7 of this Agreement.
           -------------

     1.29 "Secondary URL" means uniform resource locators other than the URL
           -------------
          that include one or more of Retailer's trade names, trademarks, or service marks or any variant of such trade names, trademarks, or service marks or other references to Retailer or Retailer's business.

     1.30 "Special Make-Ups" means merchandise manufactured exclusively for
           ----------------
          Retailer and includes without limitation, such merchandise sold under a Retailer's trademark.

     1.31 "Specifications" means the prescribed standards, descriptions, and
           --------------
          characteristics (including look and feel requirements) relating to the Web Site set forth in Schedule 1 or otherwise described in this Agreement, as modified from time to time as provided in this Agreement.

     1.32 "Term" is defined in Section 2.1 of this Agreement.
           ----

     1.33 "URL" means the uniform resource locator of the Web Site.
           ---

     1.34 "Web" means the Internet client-server hypertext distributed
           ---
          information retrieval system known as the World Wide Web.

     1.35 "Web Site" is defined in Section 1.12 of Schedule 1 attached to this
           --------
          Agreement, and includes without limitation, the Closeout Site Pages.


2    Term

     2.1  Term. The Term of this Agreement shall commence upon the execution of
          ----
          this Agreement and shall expire at 1700 G.M.T. on June 30, 2005, unless terminated in accordance with Section 16 of this Agreement. GSI shall advise Retailer thirty days prior to the expected Launch Date. The Launch Date shall occur during the period beginning [*], and ending 240 days after the Effective Date ("Commencement Period"). The Commencement Period shall be extended to the extent directly delayed by Retailer's failure to comply with the Milestone Delivery Schedule set forth on Attachment B to Schedule 1 attached to this Agreement and the Production Schedule to be agreed upon by the Parties; provided, however, that, without expanding the foregoing, delays associated with the Retailer's objections (or revisions to the Web Site based on Retailer's objections) pursuant to Section 3.1.4 shall not be deemed to be a failure to comply with the Milestone Delivery Schedule. Each Party shall give the other Party prompt notice of any failure to comply with the Milestone Delivery Schedule that occurs or is reasonably likely to occur.

3    Operation of the Web Site

     3.1  Creation and Maintenance of the Web Site.
          ----------------------------------------

          3.1.1   GSI Obligations. GSI, at its own expense, shall create,
                  ---------------
                  maintain, host and operate the Web Site in accordance with this Agreement and Schedule 1 attached to this Agreement. Through the Term, the Web Site shall use GSI's proprietary engine that is used for GSI's other retailer sites and will use other technologies consistent with current e-commerce industry practice. No more frequently than annually, Retailer may request that a mutually acceptable, independent third party be engaged to review retail e-commerce Web sites offering general merchandise to determine the methods of operation, features, and functionality of such Web sites. The cost of each such review shall be shared equally by the Parties. Retailer may suggest to GSI methods of operating the Web Site or that features or functionality be included in the Web Site. GSI shall implement such methods, features, or functionality that are implemented on [*] or more of the [*] retail e-commerce Web sites offering general merchandise ranked highest by Media Metrix or such other mutually acceptable Person during the most recent monthly reporting period. GSI shall implement such methods, features, or functionality that are implemented on [*] or more of the [*] retail e-commerce Web sites offering general merchandise ranked highest by Media Metrix or such other mutually acceptable Person during the most recent monthly reporting period unless such method, feature, or functionality would be inconsistent with GSI's reasonable business needs. Such methods, features or functionality, as the case may be, shall be added no later than six (6) months after GSI's receipt of such suggestion from Retailer in writing; provided that in the event that such methods, features or functionality cannot be implemented reasonably within such six month period, then within nine months from receipt of such notice so long as GSI has commenced and proceeded diligently to said implementation within a reasonable period. Notwithstanding the foregoing, GSI is not required to implement any methods, features, or functionality if the actual cost of adding such feature or functionality would exceed [*] of the revenues on which the Revenue Share is based for the immediately preceding 12 months or if implementing the method, feature, or functionality would be illegal, would result in the infringement or violation of any third party's rights, would cause a breach of any agreement to which GSI is a party, or would require GSI to enter into a commercially unreasonable license. All upgrades to GSI's proprietary engine shall be implemented for the Web Site when the upgrades are made generally available for GSI's other retailer Web sites. Any upgrade to GSI's proprietary engine that has been in commercial use for an Other GSI Retailer site for pre-release testing for more than 6 months shall be made available for the Web Site.

          3.1.2   Scalability, Security, and Redundancy.  The Web Site shall be
                  -------------------------------------
                  scalable, secure, and GSI shall provide redundancy and Customer response times all in accordance with the practices employed by retail e-commerce Web sites offering general merchandise as such practices may change from time to time.

                  Schedule 7 attached to this Agreement sets forth GSI's infrastructure and practices as of the Effective Date that will be implemented to support the Web Site.

          3.1.3   Quality Standard. GSI shall operate the Web Site consistent
                  ----------------
                  with the goodwill, quality, and brand image associated with Retailer and the Marks.

          3.1.4   Retailer Approval of Initial Web Site. GSI shall not launch
                  -------------------------------------
                  the Web Site without Retailer's approval of the appearance and functionality of the proposed Web Site. GSI shall make available to Retailer complete versions of the Web Site for Retailer's review and acceptance. Retailer shall use all commercially reasonable efforts to review and evaluate the Web Site within 5 business days of its obtaining such access to the Web Site but in no event more than 15 business days (the "Acceptance Period"). The design, layout, and look and feel of the Web Site (including without limitation the placement and positioning of Marks, advertising and Links) (the "Template") shall be subject to Retailer's approval in its sole discretion; in all other cases, Retailer's approval shall not be unreasonably withheld. The initial Web Site shall be deemed approved if GSI does not receive Retailer's notice of disapproval within 15 business days of such Web Site's availability to Retailer. Retailer shall not disapprove any aspect of the Web Site if such disapproval would result in the material degradation of the performance of the Web Site.

          3.1.5   Retailer Approval of Web Site Modifications  No changes to the
                  -------------------------------------------
                  Marks, Retailer Content or Retailer information provided pursuant to Section 3.1.7 and no changes to the approved Template shall be made (including the placement and positioning thereof) without Retailer's prior written approval, which may be withheld in its discretion. Any other material changes to the appearance and functionality of the Web Site's user interface initiated after the Launch Date shall be subject to the prior approval of Retailer, which shall not be unreasonably withheld. Such changes shall be deemed approved if GSI does not receive Retailer's notice of disapproval within 7 business days of such changes' availability to Retailer. Retailer shall not disapprove any changes to the Web Site if such disapproval would result in the material degradation of the performance of the Web Site.

          3.1.6   Web Site Address.  The URL shall be www.oshmans.com.
                  ----------------

          3.1.7   Retailer Information.  GSI shall, at its cost and expense,
                  --------------------
                  incorporate in the Web Site any or all of the following information (which shall for the purposes of Section 11 be deemed Retailer Content ), as Retailer shall elect: corporate information, store locator, public financial information, press releases, community programs, employment opportunities for store or corporate positions, vendor compliance policy, Women & Sports, grants for girls program information and registration, gift card registration, frequently asked questions and a "contact us" section. Retailer shall provide such information in a format acceptable to GSI and shall have sole and complete control over the such information. The Links on the Web Site to such information shall be on the Template (as defined in Section 3.1.4).

          3.1.8   Retailer Information Updates.  Following the Launch Date,
                  ----------------------------
                  Retailer shall have the right to update the Content provided pursuant to Section 3.1.7 of this Agreement, and GSI shall incorporate such updates at GSI's cost, as follows:

                  (a)   Public Financial Information.
                        ----------------------------
                        (i) Stock Prices. Stock prices will be updated daily through a Link to another Web site offering such information.
                        (ii) SEC Filings and Annual Reports. SEC filings will be provided through a Link to another Web site offering such information.
                        (iii) Stock prices and SEC filings and annual reports
                              will be provided only if available in a format acceptable to GSI.

                  (b)   Press Releases and Employment Opportunities. GSI shall
                        -------------------------------------------
                        permit Retailer directly to upload to the Web Site any Retailer-created revisions to press releases and employment opportunities for store or corporate positions provided pursuant to Section 3.1.7 of this Agreement

                  (c)   Other Information. GSI shall, at no cost to Retailer,
                        -----------------
                        upload to the Web Site any Retailer-created revisions to the corporate information, store locator, community programs, vendor compliance policy, Women & Sports, grants for girls program information and registration, gift card registration, frequently asked questions, or the "contact us" Content provided pursuant to Section
                        3.1.7 of this Agreement. Retailer may from time to time provide other information, and GSI shall, at no cost to Retailer, upload to the Web Site such other information unless uploading such information would be inconsistent with GSI's reasonable business needs.

          3.1.9   License of the URL and Retailer's Content.  Except as
                  -----------------------------------------
                  specifically provided on Schedule 6, Retailer grants to GSI for the Term a nontransferable (except in connection with the assignment of this Agreement), irrevocable license to use, copy, modify, adapt, translate, create derivative works based upon, sublicense, reproduce, distribute, publicly perform, publicly display, and digitally perform the URL and any Secondary URLs registered in Retailer's name to GSI and designate GSI as the technical and billing contact for the URL and all such Secondary URLs with the registrar. Retailer's representatives shall be designated as the administrative and other contacts with the registrar. GSI shall promptly pay any fees and take all other steps as may be necessary to maintain the URL and such Secondary URLs. Retailer grants to GSI a license to use, copy, modify, adapt, translate, create derivative works based upon Retailer Content, sublicense, reproduce, distribute, publicly perform, publicly display, and digitally perform Retailer Content in connection with GSI's performance of its obligations under and in accordance with this Agreement.

          3.1.10  Maintenance of the Web Site. GSI shall maintain the Web Site
                  ---------------------------
                  to keep it consistent with good practice associated with retail e-commerce Web sites offering general merchandise as such practices may change. Retailer shall cooperate with GSI in the maintenance of the Web Site at GSI's cost and expense.

     3.2  Sale and Promotion of Merchandise on the Web Site.
          -------------------------------------------------

          3.2.1 GSI may offer for sale on the Web Site any merchandise in any Category. Notwithstanding anything contained herein to the contrary, GSI shall not offer firearms for sale on the Web Site. Upon Retailer's request based upon Retailer's reasonable business needs, GSI [*] within a commercially reasonable time. Upon Retailer's request, GSI shall [*], provided that the number of styles of such merchandise shall not exceed [*] in any year. GSI shall not promote on the Web Site any merchandise that is not offered for sale on the Web Site or not offered for sale in Land Based Stores. Upon Retailer's request based upon Retailer's reasonable business needs, GSI shall discontinue marketing promotions on the Web Site within a commercially reasonable time.

          3.2.2 Without limiting the generality of the foregoing, within the Categories, GSI may offer for sale

                  (a) In Line Merchandise not offered for sale in the Land Based Stores except for In Line Merchandise that Retailer is not authorized by the manufacturer to sell in its Land Based Stores; and
                  (b)   Special Make-Ups; and
                  (c)   Closeout Merchandise; and
                  (d)   Markdowns; and
                  (e)   Gift Certificates for Online Merchandise.

          3.2.3 GSI may offer for sale Land Based Stores Gift Certificates. These certificates shall be provided to GSI on consignment as set forth in Section 3.4 of this Agreement.

          3.2.4 When a written dealer agreement prohibits Retailer from selling certain merchandise through the Web Site, [*].

     3.3  GSI's Supply of Certain Online Merchandise.
          -------------------------------------------

          3.3.1   Special Make-Ups. Prior to ordering Special Make-Ups, Retailer
                  ----------------
                  shall provide to GSI a description of such Special Make-Ups and advise GSI of Retailer's price to GSI, quantity, and color selection and size range of such Special Make-Ups. GSI may purchase, and Retailer shall sell to GSI at estimated Retailer's Net Cost, the Special Make-Ups, in quantities, colors and sizes determined by GSI. GSI shall have five business days after GSI's receipt of Retailer's notice of availability to advise Retailer of the quantity of any of the Special Make-Ups that it has elected to purchase. Special Make-Ups purchased by GSI shall not be sold on any Web site other than the Web Site.

          3.3.1   Closeout Merchandise and Markdowns. Retailer may at its sole
                  ----------------------------------
                  discretion offer Closeout Merchandise or Markdowns for sale on consignment through the Web Site. Retailer shall ship such Closeout Merchandise or Markdowns to GSI's fulfillment center. Notwithstanding the foregoing, GSI shall not be required to accept a number of styles of Closeout Merchandise and Markdowns that is greater than [*] in the first two years of the Agreement, and greater than [*] in the remaining years of this Agreement. Retailer shall set the selling prices on the Closeout Merchandise and Markdowns. Retailer shall receive [*] of the proceeds from the sale of any Closeout Merchandise and Markdowns received by GSI excluding amounts received for taxes, delivery, handling, and net of returns, which shall be calculated as follows: [*] of the sale price plus Retailer's 7.5% Revenue Share. By way of example only, if Retailer consigns an athletic shoe to GSI with an original price of $75.00 and a Closeout Merchandise or Markdown price of $50.00, then when the athletic shoe is sold, Retailer shall receive [*] ([*] of $50.00 and [*] of $50.00). GSI shall hold the inventory of Closeout Merchandise or Markdowns In accordance with Schedule 9 attached to this Agreement and shall account to Retailer and remit to Retailer amounts due under this Agreement, for the sale of any Closeout Merchandise and Markdowns when it accounts to Retailer for and remits the Revenue Share. The proceeds from the sale of Closeout Merchandise and Markdowns shall not be included in calculating Revenue Share.

          3.3.2   Form of Communication.  Any and all information required or
                  ---------------------
                  permitted to be provided by one Party to the other pursuant to this Section 3.3 shall be provided in a mutually acceptable form.

     3.4  Land Based Stores Gift Certificates.   Retailer shall furnish
          -----------------------------------
          Land Based Stores Gift Certificates to GSI on consignment in accordance with Schedule 9 attached to this Agreement in quantities and denominations requested by GSI. Any Land Based Store Gift Certificates not returned unsold to Retailer within 180 days after GSI receipt of such Land Based Store Gift Certificates shall be deemed to be sold by GSI and the face value of such Land Based Store Gift Certificates shall be deemed proceeds received from the sale of Land Based Store Gift Certificates. GSI shall remit to Retailer [*] of all proceeds received from the sale of Land Based Stores Gift Certificates, the balance being retained by GSI as its fee and to cover all costs, including without limitation, credit card fees. GSI shall remit to Retailer all amounts due from, account to Retailer for, all sales of Land Based Store Gift Certificates concurrently with its accounting to Retailer for the Revenue Share. The proceeds from the sale of Land Based Store Gift Certificates shall not be included in calculating Revenue Share.

     3.5  Cooperation. The Parties acknowledge and agree that their mutual
          -----------
          cooperation and good faith are important to the success of the Web Site and the implementation of Retailer's strategies. Accordingly, each Party agrees reasonably to cooperate with, and to supply information to, the other Party to facilitate the operation and evaluation of the Web Site and implement Retailer's strategies.

     3.6  Land Based Store Kiosks.  By December 31, 2001, GSI shall have
          -----------------------
          installed terminals with access to the Web Site and from which purchases can be made through the Web Site in each Land Based Store with annual revenues for 1999 greater than [*]. GSI shall install such terminals in other Land Based Stores when their annual revenues exceed [*]. GSI shall maintain all such terminals at its own cost and expense.

     3.7  Payment and Accounting of Revenue Share to Retailer.  All proceeds and
          ---------------------------------------------------
          other compensation received through the Web Site other than proceeds from the sales of Closeout Merchandise, Markdowns, and Land Based Stores Gift Certificates shall be revenues of GSI. Retailer shall receive a [*] share of the revenue received by GSI from the sale of Online Merchandise other than Closeout Merchandise or Markdowns excluding amounts received for taxes, delivery, handling, and net of returns ("Revenue Share"). GSI shall properly remit any taxes due on sales through the Web Site. Within ten (10) days after the end of each GSI fiscal month during the Term (with the exception of December, which period shall be thirty days), GSI shall account to Retailer for the related Revenue Share due under this Agreement and shall remit to Retailer such Revenue Share and shall account to Retailer for any related taxes due and remitted by GSI.

          Within ninety (90) days after the end of each GSI fiscal year, GSI shall provide Retailer with a statement, certified by its independent auditors, setting forth the Revenue Share earned by Retailer during the prior GSI fiscal year and an accounting of the amounts due under Sections 3.3.2 and 3.4. For a period of three years after Retailer's receipt of such certified statement, Retailer may perform a single audit of the books and records of

          GSI only with respect to the Revenue Share earned during the related GSI fiscal years. Such audit shall be conducted at GSI's principal office located in the continental United States on two weeks' prior notice to GSI. If the audit reveals that the Revenue Share or other amounts due Retailer under this Agreement were understated, GSI shall within thirty days of completion of the audit, pay to Retailer the unpaid balance for the period audited plus interest at the prime rate of interest reported in The Wall Street Journal on the date of the audit's certification, which interest shall accrue from the date that the related understated amounts were due. If the audit reveals that the accounting by GSI is understated by more than [*] percent for the related GSI fiscal year, GSI shall pay to Retailer (a) the unpaid balance of the Revenue Share or other amounts due Retailer under this Agreement for the period audited plus (b) interest at the rate of 18%, which interest shall accrue from the date that the related understated amounts were due plus (c) Retailer's reasonable costs of the audit.

     3.8  Service of Online Customers. GSI shall be responsible for providing
          ---------------------------
          all customer service relating to sales through the Web Site in accordance with current e-commerce industry standards. GSI shall provide online order tracking capability and toll-free telephone ordering assistance to Customers. GSI shall use commercially reasonable efforts to ship 98% of orders within 48 hours of GSI's receipt of orders.

          3.8.1   Independent Evaluation. No more frequently than annually,
                  ----------------------
                  Retailer may request that a mutually acceptable, independent third party be engaged to review retail e-commerce Web sites offering general merchandise to determine the customer service provided at such Web sites. The cost of each such review shall be shared equally by the Parties. Upon Retailer's request, GSI shall implement such customer service methods that are implemented on [*] or more of the [*] of such sites that are ranked highest by Media Metrix or such other mutually acceptable Person during the most recent monthly reporting period. Upon Retailer's request, GSI shall implement such methods that are implemented on [*] or more of the [*] of such sites that are ranked highest by Media Metrix or such other mutually acceptable Person during the most recent monthly reporting period unless such methods would be inconsistent with GSI's reasonable business needs. Notwithstanding the foregoing, GSI is not required to implement any method if it would be illegal, would result in the infringement or violation of any third party's rights, would cause a breach of any agreement to which GSI is a party, or would require GSI to enter into a commercially unreasonable license.

          3.8.2   Customer Complaints and Surveys.  GSI shall contemporaneously
                  -------------------------------
                  transmit to Retailer by email copies of email correspondence between GSI and Customers that lodge complaints about the customer service related to the Web Site and on a quarterly basis, shall provide copies of all other correspondence from Customers that lodge complaints about the customer service related to the Web Site. GSI shall provide to Retailer the compiled results of any of GSI's surveys of Web Site customer satisfaction with the Web Site.

     3.9  Audit.  Upon 30 days prior written notice and no more frequently
          -----
          than once per 12 month period, GSI shall provide to Retailer reasonable access during normal business hours to GSI's books, records, and data that document the sales, shipment, and return of merchandise through the Web Site for the limited purpose of Retailer's review of GSI's performance under this Agreement. Retailer may inspect such books, records, and data and all such information (other than Customer Information) shall be Confidential Information of GSI as defined in Section 7 of this Agreement, and subject to Section 7 of this Agreement. Retailer may only make copies of such books, records, and data as are reasonably related to disputed matters and only with prior notice to GSI.

     3.10 Return of Online Merchandise.  GSI's return policy shall be consistent
          ----------------------------
          with Retailer's return policy. With each shipment of merchandise to a Customer, GSI shall instruct the Customer that the merchandise purchased through the Web Site may be returned to the Land Based Stores or to the Web Site fulfillment center and that such returned merchandise ("Online Return") may only be returned in accordance with the instructions enclosed with the merchandise.

          3.10.1    Online Return to GSI. GSI will deduct any Revenue Share
                    --------------------
                    related to the sale of an Online Return to and accepted by GSI. Such deduction will be made from the next Revenue Share payment and shall be identified in the related accounting.

          3.10.2    Online Return to GSI of Markdowns and Closeout Merchandise.
                    ----------------------------------------------------------
                    GSI will issue a refund to Customers for Online Returns of Markdowns and Closeout Merchandise accepted by GSI. Proceeds paid to Retailer for the sale of such Markdowns and Closeout Merchandise will be credited to GSI in the next payment to Retailer under this Agreement.

          3.10.3    Online Returns to Land Based Store.  Retailer shall ship, at
                    ----------------------------------
                    GSI's cost (which may include, without limitation, reasonable fees to third party RTV consolidators or processors), Online Returns to Land Based Stores to GSI's fulfillment center. GSI shall credit to Retailer the amount refunded to the Customer less the related Revenue Share. If such merchandise is Closeout Merchandise or a Markdown, GSI shall credit to Retailer the portion of the sale proceeds retained by GSI pursuant to this Agreement and such merchandise shall be returned to the Closeout Merchandise and Markdown inventory. Any credit for Online Returns to Land Based Stores will be applied to the Revenue Share payment for the month following GSI's receipt of the related merchandise. No credit shall be due for merchandise that is not accompanied by proof of the purchase of the merchandise through the Web Site and proof of refund by Retailer.

     3.11 Retailer Personnel Discounts.  GSI shall offer to officers,
          ----------------------------
          directors, and employees of Retailer discounts on purchases of services and merchandise through the Web Site identical to the discounts offered by Retailer to such personnel for purchases at Land Based Stores. The discount may not be used in combination with any other discount. Retailer shall promote the discount for such purchases through the Web Site to the same extent that it promotes the discount for such purchases at Land Based Stores.

     3.12 Promotions.  GSI may use the URL and Retailer's name and logo to
          ----------
          promote the Web Site with other businesses; provided however, GSI shall not promote the Web Site on any other sporting goods retailer's Web site or on any Web site that would generally be considered immoral, pornographic or otherwise offensive.

     3.13 Retailer Project Manager. Promptly after the execution of this
          ------------------------
          Agreement, but in no event later than sixty days after such execution, Retailer, at its expense, shall appoint a Project Manager who shall be authorized to act on behalf of Retailer for all purposes under this Agreement and whose primary duties shall be to work with GSI regarding this Agreement and the Web Site. Commencing with the Project Manager's appointment and continuing through the Term, the Project Manager shall be Retailer's contact point with GSI and shall be responsible for supplying GSI with the Retailer Content, notices permitted or required under this Agreement, and such other information as may reasonably be required of Retailer to create, maintain, and operate the Web Site efficiently.

     3.14   Government Notices.  GSI shall comply in all material respects with
            ------------------
            all applicable Laws, including without limitation, all applicable Laws relating to disclosure, advertisement, unfair competition, tax, and consumer matters. GSI shall provide immediate notice to Retailer of all government notices and legal process regarding the Web Site, including without limitation notices of deceptive trade practices, infringement, false advertising, defamation, and Federal Trade Commission notices. All such notices and legal process and the existence of all such notices and legal process shall be Confidential Information of GSI as defined in Section 7 of this Agreement, and subject to Section 7 of this Agreement.


4    Online Data and Databases

     4.1    Ownership of Data.  Schedule 5 attached to this Agreement describes
            -----------------
            the data to be collected by GSI through the Web Site ("Customer Data") as of the Effective Date. The scope of GSI's collection of Customer Data is within GSI's sole discretion and may be changed at any time and from time to time without prior notice. GSI shall give Retailer notice of such changes within a reasonable time after implementation of such changes. Customer Data shall be [*], and any and all other data obtained in any manner or from any source by GSI that is not information obtained from Retailer shall [*]. During the Term and for [*] after the expiration or termination by Retailer of this Agreement, GSI shall not [*]. For [*] after the expiration or termination by Retailer of this Agreement, GSI shall [*].

            4.1.1   Compliance with the Web Site Privacy Policy.  During the
                    -------------------------------------------
                    Term and thereafter, GSI and Retailer shall hold and use Customer Data in strict compliance with the Web Site privacy policy as such policy may be revised by mutual agreement at any time and from time to time. GSI shall provide prompt notice of changes to the Web Site privacy policy and each Party will provide prompt notice to the other Party of changes to the elections under such policy by the individuals to which the Customer Data relates.

     4.2    Ownership of Databases.  All data structures, data schema, database
            ----------------------
            dictionaries, attributes, validation tests for each element, table sizes and formats, access requirements, data dependencies and other elements involving GSI's storage of data and all refinements, updates, releases, improvements and enhancements thereto, all Intellectual Property Rights therein, and all applications created for use of the data and Retailer Content (collectively "Databases") shall, as between GSI and Retailer, be the sole and exclusive property of GSI.

     4.3    Delivery of Customer Data to Retailer.  Beginning 30 days after the
            -------------------------------------
            Launch Date and during the Term, GSI shall permit Retailer to access and use Customer Data in the Databases in accordance with this Agreement. GSI shall use commercially reasonable efforts to provide to Retailer for its use solely in accordance with this Agreement, the tools available to GSI to access Customer Data, which tools available as of the Effective Date are identified on Schedule 8. Retailer's use of such tools shall be limited to accessing Customer Data from the Databases during the Term and shall be subject to such other restrictions as may be reasonably required by GSI. GSI shall use commercially reasonable efforts to ensure that the Customer Data accurately and completely reflects the Customer Data collected by GSI, but GSI shall have no obligation to check the accuracy, validity or integrity of such Customer Data and except as set forth in this Section 4, the Customer Data is provided "AS-IS" and without any warranty of any kind, either express or implied, including, without limitation, any implied warranties of title, merchantability, or fitness for a particular purpose, or any warranty against infringement of patents, copyrights, trade secrets, or other Intellectual Property Rights. Customer Data is Confidential Information of GSI and Retailer, as defined in Section 7 of this Agreement, and subject to Section 7 of this Agreement.


5    Advertising and Marketing

     5.1    Retailer's Obligations. Retailer shall, commencing no later than
            ----------------------
            the Launch Date and continuing during the Term, at no cost to GSI integrate the URL into its advertising and marketing in accordance with Schedule 2 attached to this Agreement.

     5.2    GSI's Obligations. GSI's marketing and promotion of the Closeout
            -----------------
            Merchandise and Markdowns will be consistent with the number of Closeout Merchandise and Markdown stock keeping units offered for sale through the Web Site relative to the number of other merchandise stock keeping units offered for sale through the Web Site. GSI shall, at its own cost and expense, use commercially reasonable efforts to establish and maintain an affiliate program linking other Web sites to the Web Site for the purpose of referring Customers to the Web Site. GSI shall, through December 31, 2000, provide [*] impressions on the Yahoo! Web site promoting the Web Site and services or merchandise offered through the Web Site or such other promotion through the Web mutually acceptable to the Parties. Such promotion shall be subject to Retailer's prior approval, which approval shall not be unreasonably withheld. Such promotions shall be deemed approved if GSI does not receive Retailer's notice of disapproval within 5 days of such promotions' availability to Retailer. GSI shall use commercially reasonable efforts to advise Retailer on other Web based marketing and promotional opportunities for increasing public awareness of the Web Site, including without limitation, email relationship marketing programs.

     5.3    Search Engine Registration. GSI shall register the Web Site with
            --------------------------
            each Web search engine or directory site that does not impose a material charge for such registration with which GSI registers the Web site of any Other GSI Retailer.

6    Advertising Co-op and Discretionary Funds

     During the Term, GSI shall use all Advertising Co-op and Discretionary Funds received by GSI directly from vendors (including without limitation, Retailer in its capacity as vendor of Special Make-Ups) as a result of the purchase of merchandise that was sold through the Web Site solely to promote the Web Site and not to defray any operating or development expenses. GSI shall provide an accounting of all such funds to Retailer upon Retailer's reasonable request.

7    Confidentiality

     7.1    Confidential Information. Each Party acknowledges that, in
            ------------------------
            connection with the performance of this Agreement, it may receive Confidential Information of the other Party. For the purpose of this Agreement, "Confidential Information" shall mean information or material that is clearly marked "confidential" or that the Party receiving the Confidential Information ("Receiving Party") knows, or has reason to know, is the confidential or proprietary information of the Party disclosing such Confidential Information ("Disclosing Party") either because a) such information is marked or otherwise identified by the Disclosing Party as confidential or proprietary or
            b) such
            information has commercial value and is not generally known in the Disclosing Party's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) existence of any business discussions, negotiations or agreements between the Parties.

     7.2    Confidentiality. The Receiving Party shall (a) hold and maintain in
            ---------------
            strict confidence all Confidential Information of the Disclosing Party and shall not disclose it to any third party and (b) shall not use any Confidential Information of the Disclosing Party except as permitted by this Agreement or as may be necessary for the Receiving Party to perform its obligations under this Agreement. The obligations and restrictions imposed by this Section 7 shall terminate five (5) years after the expiration or termination of this Agreement.

            Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information to a director, officer, employee, or agent of the Receiving Party provided that (a) the responsibilities of such Person to the Receiving Party reasonably require access to Confidential Information; (b) the Receiving Party advises each such Person before he or she receives access to or possession of Confidential Information of the confidential nature of, and the Receiving Party's obligations regarding, the Confidential Information; and (c) for any Person who is not otherwise obligated by written agreement to comply with this Section 7, as a condition of obtaining access to any Confidential Information, each such Person is bound by written agreement the terms of which regarding Confidential Information are no less restrictive than those of this Agreement. The Receiving Party shall be liable for any duplication, use, or disclosure of any Confidential Information by any Person who obtains access to or possession of Confidential Information through the Receiving Party.

     7.3    Exceptions. Notwithstanding the foregoing, the Parties agree that
            ----------
            Confidential Information other than Customer Information will not include any information that: (a) was published or becomes available to the general public other than through a breach of this Agreement;
            (b) was possessed by the Receiving Party prior to receipt or access pursuant to this Agreement, other than through prior disclosure by the Disclosing Party, as evidenced by the Receiving Party's written records; (c) was obtained by the Receiving Party from a third party with a valid right to disclose such Confidential Information, provided that the Receiving Party did not know and reasonably should not have known that such third party was under a confidentiality obligation to the Disclosing Party; or (d) was independently developed by the Receiving Party without the benefit of disclosure by the Disclosing Party as evidenced by the Receiving Party's written records; or (e) was required to be disclosed by governmental agencies, regulatory authorities, or pursuant to court order to the extent such disclosure is required by law and provided that the Receiving Party provides reasonable prior notice to the Disclosing Party of the disclosure.

     7.4    Confidentiality of this Agreement. Retailer and GSI acknowledge
            ---------------------------------
            that the terms and conditions of this Agreement constitute Confidential Information of each Party governed by the terms of this
            Section 7 and each Party shall be deemed to be a Receiving Party with respect to such Confidential Information.

     7.5    Remedy. The Receiving Party acknowledges that the Disclosing Party
            ------
            will be irreparably harmed if the Receiving Party's obligations under this Section 7 are not performed, and that the Disclosing Party would not have an adequate remedy at law in the event of a violation by the Receiving Party of such obligations. The Receiving Party agrees and consents that the Disclosing Party shall be entitled, in addition to all other rights and remedies to which the Disclosing Party may be entitled, to have a decree of specific performance or an injunction issued requiring any such violation to be cured and enjoining all Persons involved from continuing the violation. The existence of any claim or cause of action that the Receiving Party or any other Person may have against the Disclosing Party shall not constitute a defense or bar the enforcement of this Section 7. The Receiving Party acknowledges that the restrictions in this Section 7 are reasonable and necessary to protect legitimate business interests of the Disclosing Party.


8    Press Releases

     All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both GSI and Retailer. Unless required by law, neither GSI nor Retailer shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of the other Party. Each Party may make any public announcement or issue any press release it is required by law to issue provided such Party gives reasonable prior notice of such announcement or press release to the other Party.


9    Exclusive Web Agreement

     9.1    Exclusive Retailer Web Site. During the Term, other than through
            ---------------------------
            the Web Site or other Web site operated by GSI, and except to promote the Web Site or Land Based Stores, neither Retailer nor any Affiliate of Retailer shall, alone or with others, directly or indirectly (a) promote or offer for sale through the Internet any merchandise in a Category or distribute or fulfill orders for any merchandise in a Category sold through the Internet or (b) use or permit any other Person to use its name, logo, or other trademarks, service marks, trade names, or trade dress, whether or not registered, on the Internet; provided, however, that if (a) Retailer develops an alternative business model involving sales of sporting goods under a trade name other than Oshman's Sporting Goods or Oshman's SuperSports USA and having a substantially different product mix than presently carried in the Land Based Stores, and (b) GSI declines to provide a Web site to Retailer for such business on substantially the same terms as this Agreement, the provisions of this Section 9.1 shall not apply to such business.

     9.2    No [*] Web site. During the Term, GSI shall not operate an e-
            ---------------
            commerce enabled Web site for [*]. This Section 9.2 shall expire and have no further force or effect if (a) the aggregate direct and indirect ownership interest of the executive officers, directors, and Affiliates of [*] as of the Effective Date later falls below [*] and (b) Retailer's annualized revenue from Land Based Stores is less than [*].

     9.3    Retailer's Existing Web Site. For the period commencing 30 days
            ----------------------------
            after the execution of this Agreement and ending on the Launch Date, GSI shall host Retailer's currently existing Web site and shall use commercially reasonable efforts to make such Web site publicly accessible to users of the Internet at all times except for reasonable periods for system maintenance. GSI may offer for sale and accept and fulfill orders for Land Based Stores Gift Certificates through such site in accordance with this Agreement as if the Land Based Stores Gift Certificates were offered, sold, and fulfilled through the Web Site.

     9.3.1  Ownership of Retailer's Existing Web Site. As between Retailer
            -----------------------------------------
            and GSI, Retailer's existing Web site shall remain the sole and exclusive property of Retailer. GSI shall have no rights in such Web site, other than the limited right to use such Web site for the performance of its obligations and exercising its rights under this Agreement.

     9.3.2  Retailer Warranty. Retailer represents, warrants, and covenants (a)
             ----------------
            that Retailer has the full legal right to grant to GSI any and all ownership rights and licenses granted to GSI under this Section 9.3 and (b) that during the term of this Agreement, Retailer shall not distribute through its existing Web site any material that (a) infringes on the Intellectual Property Rights of any Person or any rights of publicity or privacy of any Person; (b) violates any Law (including without limitation, the laws and regulations governing export control, unfair competition, anti-discrimination, or false advertising); (c) is defamatory, trade libelous, unlawfully threatening, or unlawfully harassing; (d) is obscene, child pornographic, or indecent; (e) violates any community or Internet standard; or (f) contains any viruses, Trojan horses, worms, time bombs, cancelbots, or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept, or expropriate any system, data or personal information.

     9.3.3  Remedy. In addition to any remedies that GSI may have at law or in
            ------
            equity, if GSI reasonably determines that Retailer has breached or is likely to breach its representations, warranties, or covenants of this Section 9.3, GSI may take any action GSI reasonably deems necessary to cure or avoid the breach, including without limitation, the immediate disabling of the Web site and the removal from or refusal to upload to the Web site the related materials.


10   Use of URL, Trademarks, Service Marks, Trade Names, and Logos

     During the Term, Retailer hereby grants to GSI the exclusive license to use, copy, modify and display in accordance with this Agreement the URL and Retailer's trade names, trademarks, trade dress, service marks, and logos and such other names and logos as are listed on Schedule 3 attached to this Agreement ("Marks"), on the Web Site, and a nonexclusive license to use, copy, modify, and display the Marks on invoices and packing slips, in connection with credit card charges, in connection with a toll free Web Site customer service telephone line, as otherwise permitted by this Agreement, and generally in connection with the operation and promotion of the Web Site; provided however, GSI shall have no right to modify the Marks without Retailer's prior approval. Schedule 3 shall be modified from time to time during the Term to add any new trademarks, service marks, trade names and logos that Retailer uses during the Term, and any such additions to Schedule 3 shall be Marks under this Agreement.

     GSI recognizes the great value of the publicity and goodwill associated with the Marks and acknowledges that such goodwill belongs exclusively to and shall inure to the benefit of Retailer, and that the Marks have acquired a secondary meaning in the minds of the purchasing public. GSI will not acquire any rights in the Marks as a result of its use and all use of the Marks shall inure to Retailer's benefit. Retailer may terminate the license in this Section 10 to the extent that GSI's use of the Marks does not conform to Retailer's standards and GSI does not cure such failure within 10 days of GSI's receipt of Retailer's notice of such failure. GSI shall use the Marks in the form provided to GSI and as may be modified in accordance with this Agreement and in conformance with any Retailer trademark usage policies. GSI shall (a) not take any action inconsistent with Retailer's ownership of the Marks; (b) not attack or assist any third party in attacking the Marks; (c) use proper symbols indicating the registered status of the Marks; (d) not attempt to register the Marks anywhere; and (e) not adopt or use confusingly similar marks. GSI's obligation under this Section 10 shall survive the termination of this Agreement.

     GSI shall use the Marks only in a manner that reflects the goodwill and quality reflected by the Marks. Upon notice from Retailer, GSI shall remove from the Web Site any Links to Web sites that in Retailer's reasonable judgment (a) are obscene, child pornographic, or violate any community or Internet standard or (b) would offer competitive merchandise or services or merchandise or services that would place Retailer in an adverse light or tarnish its reputation. The use of the Marks as otherwise permitted by this Agreement are deemed to comply with this Section 10.


11   Property Rights and Ownership

     The Web Site shall consist of, and shall operate in conjunction with, multiple elements, all of which are subject to certain Intellectual Property Rights. The Parties' respective rights with respect to such elements shall be as set forth below and subject to the terms of this Agreement. For purposes of this Agreement, the term "ownership" shall refer to ownership of all right, title and interest in and to the respective elements, including, but not limited to, all patent, copyright, trade secret, trademark and any other similar Intellectual Property Rights therein, as applicable.

     11.1   The Web Site shall be owned solely by GSI.

     11.2   GSI Products shall be owned solely by GSI.

     11.3   Retailer Content shall be owned solely by Retailer.

     11.4   Marks shall be owned solely by Retailer.


12   Representations and Warranties

     12.1   Retailer represents and warrants that

            12.1.1 it has the full right to transfer to or grant to GSI the right to use its URL, Secondary URLs, Marks, and Retailer Content as transferred or granted in this Agreement;

            12.1.2 during the Term of this Agreement, as used in accordance with this Agreement, the Retailer information provided pursuant to Section 3.1.7 and Retailer Content, as provided by Retailer and as updated, are accurate, complete, and not misleading and (a) do not violate any Law (including without limitation, the laws or regulations governing export control, unfair competition, anti-discrimination, or false advertising); (b) do not breach any contract and has not resulted in and will not result in any consumer fraud, product liability, tort, injury, damage, or harm of any kind to any third party; or (c) do not violate any Person's property rights or rights to publicity, privacy, personality, or other rights, and are not defamatory, libelous, unlawfully threatening, unlawfully harassing, obscene, indecent, or pornographic;

            12.1.3 Retailer's use and maintenance of Customer Information shall be in strict compliance with the Web Site privacy policy as such policy may be revised at any time and from time to time without notice; and

            12.1.4 Schedule 4 attached to this Agreement is, and shall be promptly revised by Retailer to continue to be, an accurate and complete list of the addresses of every facility owned or operated by Retailer.

            12.1.5 Schedule 6 attached to this Agreement is, and shall be maintained by Retailer to continue to be, an accurate and complete list of the Secondary URLs registered in Retailer's name, and Retailer shall give 30 days prior notice to GSI of any and all additions or changes to the Secondary URLs on Schedule 6.

     12.2 GSI represents and warrants that during the term of this Agreement, the Web Site, GSI Content, all material available on the Web Site, and all advertising that is not Retailer Information or Retailer Content will not (a) infringe on the Intellectual Property Rights of any Person or any rights of publicity or privacy of any Person; (b) violate any Law (including without limitation, the laws and regulations governing export control, unfair competition, anti-discrimination, or false advertising); (c) be defamatory, trade libelous, unlawfully threatening, or unlawfully harassing; (d) be obscene, child pornographic, or indecent; (e) violate any community or Internet standard; or (f) contain any viruses, Trojan horses, worms, time bombs, cancelbots, or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept, or expropriate any system, data or personal information.

     12.3 Each Party represents and warrants to the other Party that: (a) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that it has the power and authority to enter into this Agreement and the transactions contemplated herein; (b) the consummation of the transactions described by this Agreement shall not conflict with or result in a breach of any of the terms, provisions or conditions of its Articles of Incorporation or Bylaws, or any statute or administrative regulation or of any order, writ, injunction, judgment or decree of any court, regulatory or Governmental Authority or of any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder; and (c) this Agreement has been duly authorized, executed and delivered by it and this Agreement is valid, enforceable and binding upon each Party in accordance with its terms.

     12.4 In addition to any remedies that either Party may have at law or in equity, if either Party reasonably determines that the other Party has breached or is likely to breach Section 12.1.2 or 12.2, the non-breaching Party may take any action it reasonably deems necessary to cure or avoid the breach, including without limitation, the immediate removal from or refusal to upload to the Web Site the related materials.


13   Disclaimer of Warranties

     EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER RETAILER NOR GSI MAKES ANY, AND BOTH DISCLAIM ALL, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION ALL WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES THAT ARISE FROM TRADE USAGE OR CUSTOM. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE OTHER PARTY HAS NOT MADE, NOR DOES HEREBY MAKE, ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED.


14   Indemnification

     14.1 Retailer, at its own cost and expense, shall defend, indemnify and hold harmless GSI and any of its officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys fees and court costs) arising from or related to (a) claims that GSI's possession or use in accordance with this Agreement of Retailer Content, the Marks, or other items provided by Retailer pursuant to this Agreement infringes a third party patent, copyright, trademark, trade secret, or other proprietary right; (b) claims by third parties arising from or related to Retailer's breach of any representation or warranty in this Agreement; or (c) Retailer's gross negligence, willful or intentional misconduct.

     14.2 GSI, at its own cost and expense, shall defend, indemnify and hold harmless Retailer and any of its officers, directors, employees or agents from and against all damages, expenses, liabilities and other costs (including reasonable attorneys fees and court costs) arising from or related to (a) claims made by third parties to the extent that they are based on information (including Content) on, or transactions through, the Web Site or GSI's services to Retailer provided pursuant to this Agreement other than claims for which GSI is entitled to indemnification pursuant to Section 14.1 of this Agreement or (b) GSI's gross negligence, willful or intentional misconduct.

     14.3 An indemnitor under this Section 14 shall have the right to control the defense and settlement of any claims or actions for which it is obligated to defend, but the indemnitee shall have the right to participate in such claims or actions at its own cost and expense. An indemnitor under this Section 14 shall have no liability under this Section 14 to the extent that the indemnitor is actually prejudiced by the indemnitee's failure to give notice to the indemnitor promptly after the indemnitee learns of such claim so as to not prejudice the indemnitor.


15   Insurance

     15.1 GSI shall maintain in full force and effect products liability insurance coverage for merchandise sold through the Web Site in an amount not less than [*]. Such policy shall name Retailer as an additional insured.

     15.2 GSI shall deliver to Retailer certificates of insurance that stipulate that no less than ten days notice will be given to Retailer prior to the termination of the related policy. Such certificates shall identify the coverage and state that Retailer is an additional insured under the policy.


16   Termination and Other Remedies

     16.1   Termination for Cause by Either Party.  Except as otherwise
            -------------------------------------
            provided in this Agreement, this Agreement may be terminated by either Party

            16.1.1 if a material breach of the terms or conditions of this Agreement by the other Party which breach is not cured within 30 days of the breaching Party's receipt of notice of such breach or such longer period as may be reasonably necessary provided that the Party in breach is diligently pursuing a cure. As used herein, "material breach" shall mean a failure by a Party to perform any of its obligations the effect of which would substantially impair the value of this Agreement to the other Party;

            16.1.2 if the other Party fails to pay to the Party within 10 days after Party makes written demand for any past-due amount payable under this Agreement;

            16.1.3 if a voluntary petition is commenced by the other Party under the Bankruptcy Code, as amended, 11 U.S.C. (S) 101 et seq; the other Party has an involuntary petition commenced against it under the Bankruptcy Code and such petition is not dismissed within 60 days after filing; the other Party becomes insolvent; or any substantial part of the other Party's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or liquidates or otherwise discontinues all or a significant part of its business operations.

            16.1.4 if a Party's non-performance is excused by Section 19 and such non-performance continues for 30 days.

     16.2   Termination for Cause by Retailer.
            ---------------------------------

            16.2.1 Retailer may terminate this Agreement upon 180 days' notice if (a) Revenue Share-generating sales do not equal or exceed the following amounts for the related GSI fiscal years and
                    (b) GSI does not pay twice the shortfall in Revenue Share to Retailer by March 31 of the following year.

                              2001  $[*]
                              2002  $[*]
                              2003  $[*]
                              2004  $[*]

            16.2.2 Retailer may terminate this Agreement immediately upon notice if (a) GSI or any Affiliate of GSI (except for Affiliates of GSI in a business relationship structure substantially similar to that between GSI and The Sports Authority (excluding the economics)) promotes, offers for sale, or distributes any sports equipment, sports apparel, or athletic footwear through the Internet under a trade name, trademark, or service mark owned by GSI or any Affiliate of GSI; (b) GSI does not offer (and is not prohibited by the manufacturer from offering) to Retailer the option to offer on the Web Site all merchandise that is offered on such GSI Web site; and (c) Retailer gives notice of termination within 30 days of Retailer's receipt of GSI's notice refusing to so offer such option.

     16.3   Effect of Termination.
            ---------------------

            16.3.1 Upon the expiration or termination by Retailer of this Agreement, (a) all licenses granted to either Party under this Agreement shall terminate; (b) GSI shall transfer the registration of the URL to Retailer and designate Retailer as the administrative, technical, billing contact, and any other contact for the URL and all Secondary URLs with the registrar; (c) GSI shall return to Retailer or at Retailer's option, destroy Retailer Content in GSI's possession; and (d) upon Retailer's request, GSI shall continue to operate the Web Site in accordance with this Agreement for no more than 180 days and reasonably cooperate with Retailer in closing the Web Site at the end of such period, including without limitation, completing the processing of all orders and requests for customer service.

            16.3.2 Upon the expiration or termination by Retailer of this Agreement, GSI shall release to Retailer Customer Identification Data (defined below), which shall remain subject to Section 4 of this Agreement. "Customer Identification Data" means Customer Data that identifies the names, addresses, telephone numbers, email addresses, and purchasing history of Customers who during the Term have placed an order for Online Merchandise.

            16.3.3 Upon the expiration or termination by Retailer of this Agreement, GSI grants to Retailer a perpetual, transferable, irrevocable license throughout the universe to use, copy, modify, adapt, translate, create derivative works based upon, sublicense, reproduce, distribute, publicly perform, publicly display, and digitally perform the appearance and operational patterns of the user interface of the Web Site. The foregoing license does not include any rights to any computer software or programming code.

            16.3.4 Sections 4, 7, 13, 14, 16.3, and 17 shall survive any termination by GSI of this Agreement.

     16.4   Other Remedies. In addition to any other payment to be made
            --------------
hereunder, any amounts owed to a Party shall bear interest at the lesser of 18% per annum or the maximum rate allowed by law from the date such amounts were required to be paid until payment. Nothing contained herein shall limit a Party's ability to obtain injunctive or equitable relief with respect to the breach of Sections 9 or 10.


17   Limitations of Liability

     EXCEPT FOR ANY LIABILITY UNDER SECTIONS 7 AND 14 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES ARISE OUT OF CONTRACT, NEGLIGENCE OR OTHER LEGAL THEORIES OR OTHERWISE) ARISING FROM OR RELATED TO THIS AGREEMENT OR RETAILER'S OR RETAILER'S CUSTOMERS' USE OF OR INABILITY TO ACCESS ANY PART OF THE INTERNET OR RETAILER'S OR RETAILER'S CUSTOMERS' RELIANCE ON OR USE OF INFORMATION, SERVICES OR MERCHANDISE PROVIDED ON OR THROUGH THE WEB SITE OR THE SERVICES, OR THAT RESULT FROM MISTAKES, OMISSIONS, INTERRUPTIONS, LOSS, THEFT, OR DELETION OF FILES, ERRORS, DEFECTS, DELAYS IN OPERATION, OR TRANSMISSION, OR ANY FAILURE OF PERFORMANCE. EXCEPT FOR ANY LIABILITY UNDER SECTIONS 7 AND 14 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR AN AMOUNT THAT EXCEEDS, IN THE AGGREGATE, THE AMOUNTS PAID TO RETAILER DURING THE [*] MONTHS PRECEDING THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY; PROVIDED, HOWEVER, THAT IF FEWER THAN [*] MONTHS HAVE ELAPSED FROM THE LAUNCH DATE THROUGH THE DATE OF SUCH LAST ACT OR OMISSION, THEN THE LIABILITY CAP SHALL BE EQUAL TO TWELVE TIMES THE AVERAGE MONTHLY PAYMENT TO RETAILER DURING SUCH PERIOD. THE REMEDIES SET FORTH IN THIS SECTION 17 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO THE PARTIES UNDER THIS AGREEMENT. THE REMEDIES SPECIFICALLY PROVIDED BY THIS AGREEMENT AND THE PROVISIONS OF THIS SECTION 17 SET FORTH EACH PARTY'S EXCLUSIVE REMEDIES AND ALLOCATE BETWEEN GSI AND RETAILER THE RISKS UNDER THIS AGREEMENT, SOME OF WHICH MAY BE UNKNOWN OR UNDETERMINABLE. SUCH LIMITATIONS WERE A MATERIAL INDUCEMENT FOR GSI AND RETAILER TO ENTER INTO THIS AGREEMENT, AND THE PARTIES HAVE RELIED UPON SUCH LIMITATIONS IN DETERMINING WHETHER TO ENTER INTO THIS AGREEMENT, AND THE PARTIES INTEND THEM TO BE ENFORCEABLE WHETHER OR NOT THE DAMAGES WERE FORESEEABLE OR, EITHER

     PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES AND EVEN IF THE EXCLUSIVE REMEDIES PROVIDED BY THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN ANY RESPECT FOR CLAIMS BROUGHT MORE THAN [*] MONTHS AFTER THE LAST ACT OR OMISSION GIVING RISE TO SUCH LIABILITY.


18 Discontinuance or Regulation of the Internet; Termination of Access to the Web Site

     18.1   Discontinuance or Regulation of the Internet. Retailer acknowledges
            --------------------------------------------
            that the Internet (including without limitation the Web) is a network of private and public networks and that GSI has no control over the Internet. GSI shall not be liable for the discontinuance of operation of any portion of the Internet or possible regulation of the Internet, which might restrict or prohibit the operation of the Web Site.

     18.2   Termination of Access to the Web Site. GSI may terminate access to
            -------------------------------------
            the Web Site at any time and without notice (a) to prevent damage or degradation to the Web Site; (b) to comply with any Law; or (c) otherwise protect GSI from liability to third parties. GSI will use reasonable commercial efforts to notify Retailer of any such termination of access as soon as reasonably practicable after such termination of access and promptly to restore such access upon the cessation of the condition leading to such termination.


19   Force Majeure

     Neither Party shall be liable to the other Party for non-performance of this Agreement in whole or in part, if (a) the non-performance is caused by the other Party or events or conditions beyond that Party's reasonable and actual control and for which that Party is not responsible under this Agreement, (b) the Party gives prompt notice under Section 20, and (c) the Party makes all commercially reasonable efforts to perform.

20   Notices

     Any notices or writings to be sent hereunder shall be in writing and shall be by personal delivery, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon the earlier of actual receipt, five (5) days after deposit in the mail, or receipt by sender of confirmation of facsimile transmission. Notices shall be sent to the following addresses (or such other address as either Party may specify in writing).

          If to GSI:     Global Sports Interactive, Inc.
                         1075 First Avenue
                         King of Prussia, PA 19406
                         Attention:  President

               Copy to:  Arthur H. Miller, Esquire
                         Executive Vice President and General Counsel
                         1075 First Avenue
                         King of Prussia, PA 19406

          If to Retailer:     Oshman's Sporting Goods, Inc.-Services
                              2302 Maxwell Lane
                              Houston, TX 77023
                              Attention: Steven U. Rath

                    Copy to:  Legal Department
                              Oshman's Sporting Goods, Inc.-Services
                              2302 Maxwell Lane
                              Houston, TX 77023


21   Assignment

     Neither GSI nor Retailer may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that either Party may assign this Agreement upon written notice to the other Party to an Affiliate of the assignor or to any Person that acquires or succeeds to all, or substantially all, of assignor's business or assets.


22   Independent Contractors

     The relationship of the Parties herein shall be that of independent contractors and nothing herein shall be construed to create a joint venture or partnership.


23   Waiver

     The waiver or failure of either Party to exercise in any respect any right provided hereunder shall not be deemed a waiver of such right in the future or a waiver of any other rights established under this Agreement.


24   Governing Law

     This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).


25   Jurisdiction

     The Parties agree that the exclusive jurisdiction and venue of any dispute that arises hereunder shall be in federal or state courts of competent jurisdiction in the jurisdiction of the defendant's principal place of business.


26   Binding Effect

     This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.

27   Severability

     Should any term or provision of this Agreement be held to any extent unenforceable, invalid, or prohibited under law, then such provision shall be deemed restated to reflect the original intention of the Parties as nearly as possible in accordance with applicable law and the remainder of this Agreement, or the application of such term or provision to Persons, property, or circumstances other than those as to which it is invalid, unenforceable, or prohibited, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


28   Headings

     Section headings contained in this Agreement are inserted for convenience or reference only and shall not be deemed to be a part of this Agreement for any other purpose. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms, but is rather intended to signify that some of many examples follow. The words "hereof," "thereof," "herein" and the like are intended to refer to the Agreement as a whole unless the context clearly and unambiguously indicates otherwise.


29   Entire Agreement

     This Agreement, including the Schedules attached to this Agreement, represents the entire agreement of the Parties with respect to the subject matter hereof and may not be modified, except in writing, executed by the Parties hereto. This Agreement supersedes all prior writings of the Parties with respect to this subject matter.

30   Counterparts

     This Agreement may be signed in several counterparts, each of which shall be deemed an original, and all of which when taken together, shall be deemed a complete instrument.


     The Parties accept this Agreement and have caused this Agreement to be executed and do each hereby warrant and represent that its respective signatory whose signature appears below has been and is on the date executed duly authorized by all necessary and appropriate corporate action to execute this Agreement on its behalf.


Global Sports Interactive, Inc.           Oshman's Sporting Goods, Inc.-Services

By:     /s/ Michael Rubin                 By:     /s/ Steven U. Rath

Name:   Michael Rubin                     Name:   Steven U. Rath

Title:  CEO                               Title:  Exec. Vice Pres.

Date:   12/30/99                          Date:   12/30/99

Schedule 1

                             Web Site Development


     Unless otherwise defined below, terms defined in the Agreement have the same meaning in this Schedule 1..

1.   DEFINITIONS

     1.1  "Domain Name" means the URL.

     1.2 "Agreement" means the E-Commerce Agreement by and between GSI and Retailer to which this Schedule is attached as Schedule 1.

     1.3 "Features Set" means the requirements set forth in Attachment B, as amended or supplemented in accordance with this Agreement.

     1.4 "Intellectual Property Rights" means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

     1.5 "Milestone Delivery Schedule" means the schedule for development of the Web Site set forth in Attachment B.

     1.6 "GSI Content" means all text, pictures, sound, graphics, video and other data and assets supplied by GSI, as such materials may be modified from time to time.

     1.7 "GSI Products" means, collectively, the GSI Tools, the GSI Content and the GSI Work Product.

     1.8 "GSI Tools" means any tools, both in object code and source code form, which GSI has already developed or which GSI independently develops or licenses from a third party, including any tools which GSI creates pursuant to the Agreement. By way of example, GSI Tools may include, without limitation, toolbars for maneuvering between pages, search engines, Java applets, and ActiveX controls.

     1.9 "Production Schedule" shall mean the schedule agreed upon by the parties for the production of the Retailer's Web Site, including the delivery of the Retailer Content and GSI Content.

     1.10 "Retailer Content" means the Domain Name, if applicable, and all text, pictures, sound, graphics, video and other data and assets supplied by Retailer to GSI, as such materials may be modified from time to time.

     1.11 "Services" means the services provided by GSI hereunder to develop, host and maintain the Web Site, in accordance with the Agreement.

     1.12 "Web Site" means, collectively, the Web site developed pursuant to the Agreement and including without limitation, GSI Products and the Retailer Content made available on web pages at the URL.

     1.13 "GSI Work Product" means all HTML files, Java files, graphics files, animation files, data files, technology, scripts and programs, both in object code and source code form, all documentation and any other deliverable used by GSI to create the Web Site.

2.   WEB SITE DEVELOPMENT SERVICES

     2.1 Delivery of Initial Retailer Content. As soon as reasonably possible, GSI and Retailer shall agree upon a Production Schedule for the delivery by Retailer to GSI of the Retailer Content and Retailer information specified in Attachment A that Retailer intends for GSI to incorporate into the Web Site. The parties acknowledge that Retailer will be able to deliver certain "static" information, such as store locations, promptly to GSI, and other Retailer Content, such as certain merchandise to be sold on the Retailer's Web Site, at a later date closer to the Launch Date. The Retailer Content shall be in the format(s) designated by GSI as set forth on Attachment C hereto. Upon Retailer's request, GSI shall assist Retailer in the conversion of the Retailer Content into an acceptable form for use by the Web Site.

     2.2 Web Site Development Services. At no cost to Retailer, GSI shall provide design, programming and other consulting Services as specified in Attachment B to create the Web Site. GSI will provide the Web Site to Retailer in accordance with the Milestone Delivery Schedule.

     2.3 Project Liaisons. Each party's primary contact for development efforts shall be the project liaisons specified in Attachment B or the person otherwise designated in writing by Retailer or GSI, as the case may be.

3.   WEB HOSTING AND MAINTENANCE SERVICES

     Following Retailer's acceptance of the Web Site pursuant to Section 2.4, GSI shall, at no cost to Retailer, provide the following web hosting and maintenance Services:

     3.1 Hosting Services. GSI shall load the Web Site onto server(s) that are connected to the Internet and accessible via the Web through use of the URL. GSI shall ensure that the Web Site is functional and ready to process transactions in a reasonably efficient manner.

     3.2 Retailer Content. GSI shall upload all Retailer Content, including updates, to the Web Site within a mutually agreed to time following delivery to GSI. Upon GSI's prior written consent, Retailer may electronically transmit or upload Retailer Content directly to the Web Site.

     3.3 Maintenance Services. Upon notification of a non-conformity between the Web Site and the Features Set, whether from Retailer or from any user of the Web Site, GSI shall promptly commence an investigation into the reported error, and GSI shall, upon reproducing such error, use reasonable commercial efforts to correct such error in a timely fashion during periodic maintenance windows. GSI may temporarily block access to the Web Site to perform Web Site Maintenance Services during periodic maintenance windows.

                                 ATTACHMENT A

                         RETAILER'S ASSET REQUIREMENTS
                   FOR GLOBAL SPORTS INTERACTIVE'S PARTNERS
                   ----------------------------------------

Product Assets

Elements: Product Assets should include names and prices. No product photography or description are required.

Store Locations

Store location information should include address, phone number and fax numbers.

Corporate Assets

Corporate Assets may include the following:
 .    Press Releases
 .    Frequently Asked Questions
 .    Contact Information
 .    Jobs Information
 .    Community Programs Information
 .    Annual Reports
 .    Corporate Identity materials including logo


All above information may be submitted at the Retailer's discretion, excluding the corporate identity materials and logos, which are mandatory.

                                 ATTACHMENT B


          (TO BE COMPLETED)

Format of Retailer Content:

Project Liaisons:
          For GSI:                  For Retailer:

FEATURES SET
------------

31.  PRODUCT SEARCH
32.  KEYWORD SEARCH
33.  ADVANCED SEARCH
34.  BROWSE CATEGORIES
35.  BROWSE BRANDS
36.  RECOMMENDATION TOOLS
37.  ADVANCE PRODUCT PRESENTATION
38.  SHOPPING CART
39.  GIFT GIVING FUNCTIONALITY
40.  REMOTE PUBLISHING TOOLS FOR HUMAN RESOURCES AND PRESS ROOM
          AND EVENTS
41.  SALES TAX CONFIGURATION AND CALCULATION
42.  PRODUCT REVIEWS.
43.  24/7 CUSTOMER SUPPORT
     11.  VIA TELEPHONE AND ONLINE
44.  AFFILIATE PROGRAM FUNCTIONALITY
45.  ONLINE GIFT CERTIFICATES.
46.  LAND BASED STORES GIFT CERTIFICATES
47.  STORE LOCATOR
48.  FINANCIAL INFORMATION
49.  FREQUENTLY ASKED QUESTIONS
50.  COMMUNITY PROGRAMS
51.  COMPANY PROFILE
52.  ONLINE ORDER STATUS
          AND TRACKING
53.  CUSTOMER FEEDBACK
54.  CHAT ROOM/BULLETINBOARD/"LIVE REP"
55.  "MY OSHMAN'S" PAGE
56.  REPLENISHMENT
57.  SCALABLE

MILESTONE DELIVERY SCHEDULE:
---------------------------

TASK                                ESTIMATED COMPLETION DATE
----                                -------------------------

DISCOVERY AND PLANNING
COMMENCE ENGINE ENGINEERING
ESTABLISH FULFILLMENT CAPABILITIES
RETAILER WEB SITE DEVELOPMENT

QUALITY CONTROL REVIEW AND REVISIONS
ALPHA TESTING
BETA (SOFT LAUNCH)
WEB SITE LAUNCH TO GENERAL PUBLIC
MEDIA AND PROMOTIONS

                                 ATTACHMENT C

                          ASSET SUBMISSION GUIDELINES

This section details how to submit assets.

Source Assets and Final Assets
------------------------------------------------------------------

GSI requires source files for all assets. This means if an image is originally constructed as a layered RGB Photoshop file at 100x500 pixels, we need that file, even if the final file is a flattened

4-bit GIF at 20x100. Retailer's Photoshop EPS Images are 220-226 PPI TIFF and Bitmap Images are 800 PPI.

GSI allows the submission of final assets in some cases, but only by prior arrangement and only in addition to an up-to-date source file. All submitted assets are subject to review and verification by production staff.

Media and Format
------------------------------------------------------------------

GSI shall routinely receive assets in the following media and formats.

Digital Media
------------------------------------------------------------------

     Media:
     SyQuest 44mb, 88mb, 200mb, CD-ROM (including PhotoCD), Zip, Jaz, 3.5" floppy.

     Format:
     Win16, Win-32, or Macintosh

     File Formats:
     Text: Raw, MS Word 95, RTF, HTML,  Adobe Acrobat, Excel

     Bitmap Graphics:
     Photoshop, TIFF, PCD (PhotoCD), EPS, PICT (JPEG and GIF for final files only and only along with source files)

     PostScript Graphics:
     EPS, Illustrator 6.0 - 8.0 (7.0 preferred)

     Video:
     QuickTime or other video industry standard

     Audio:
     WAV, AIFF, MIDI


Non-Digital Media
-------------------------------------------------------------------
Contact GSI to discuss needs and capabilities before submitting any non-digital assets.

Asset Submission
------------------------------------------------------------------

GSI prefers to receive assets via FTP (file transfer protocol) although GSI accepts assets via standard package delivery services (i.e., FedEx, USPS, UPS, etc.) and email.

Submission via FTP

FTP Area: ftp.globalsportsinteractive.com

Adobe Photoshop EPS or Adobe acrobat PDF
Assets should be left in "Incoming" which is a level below the initial directory. Once assets have been transferred, e-mail confirmation is required.

Submission via Package Delivery

If Retailer wishes to submit assets via standard package delivery services, please address the package to this address:

Address: TBD

If Retailer is submitting hard assets like brochures, photographs, etc. please be sure to ship them in a reinforced container to prevent damage to the assets while in transit.

If Retailer is submitting digital media like SyQuests, Zip disks, Jaz disks, etc., be sure to ship them in a well-padded, reinforced container.

                  [remainder of page deliberately left blank]

Schedule 2

                                URL Integration

     Terms defined in the Agreement have the same meaning in this Schedule 2.

1.   Definitions

     a.   "dvertisement" means any announcement, display, poster, sign, notice,
           ------------
          circular, brochure, catalogue, or other communication a purpose of which is to identify, promote, or attract public attention to Retailer's business, service, or merchandise in any form or media.

     b.   "Call to Action" means the phrase "Shop Online at oshmans.com" or any
           --------------
          other phrase mutually acceptable to GSI and Retailer.


2.   Marks

     During the Term, Retailer shall integrate the URL with Marks in accordance with the Agreement and this Schedule 2 whenever and where ever the Marks are used by Retailer unless commercially unreasonable to so integrate the URL. The integration shall be as shown on Schedule 3 to the Agreement or in any other presentation or method mutually acceptable to the Parties.


3.   Print Media

     a.   URL and Call to Action.  The URL and Call to Action shall be presented
          ----------------------
          on the front page on no less than [*] of Retailer's print media Advertisements of 4 or more pages, and at least 2 pages of all of Retailer's print media Advertisements of 4 or more pages.

          i. The URL and Call to Action shall be no smaller than the equivalent of oshmans.com and Shop Online at oshmans.com (Arial, Bold, 20 pt).

4.   Video Media

     Provide audio announcements with video displays for the promotion of the Web Site or services or merchandise offered through the Web Site in all 30 second video media Advertisements unless, and then only to the extent that, such announcements with video displays are prohibited by Retailer's agreement with a vendor for Advertising Co-op and Discretionary Funds. The copy and presentation of such audio announcements with video displays shall be subject to the Parties mutual agreement.


5.   Audio Media

     Provide audio announcements for the promotion of the Web Site or services or merchandise offered through the Web Site in all audio media 30 second Advertisements unless, and then only to the extent that, such announcements are prohibited by Retailer's agreement with a vendor for

     Advertising Co-op and Discretionary Funds. The copy and presentation of such audio announcements shall be subject to the Parties mutual agreement.

6.   Direct Mail

     a.   URL and Call to Action.  The URL and Call to Action shall be presented
          ----------------------
          on direct mail Advertisements on the same terms as are applicable in
          Section 3 to Print Media, except that the size of the URL and Call to Action shall be in proportion to the size of the direct mail Advertisements.

7.   In-Store Promotion

     a.   Call to Action.  Retailer shall include the Call to Action, displayed
          --------------
          as prominently as the Mark and URL on bags.

     b.   Promotion of the Web Site through In-Store Displays.
          ---------------------------------------------------

          i.   General Displays.  Retailer shall display in-store displays
               ----------------
               promoting the Web Site or services or merchandise offered through the Web Site provided at GSI's cost but, at the request of GSI, produced by Retailer, the copy and presentation of which shall be subject to the Parties mutual agreement. Retailer shall display 4 such in-store displays in its Superstores and 2 such in-store displays in its other Land Based Stores.

          ii.  Hours of Operation Signs.  At Retailer's discretion, based on
               ------------------------
               Retailer's reasonable business needs, Retailer shall display the following message with messages stating the Land Based Store hours of operation: "Open 24 hours per day, every day at URL," which shall be displayed along with the Land Based Store hours of operation.

     c.   Promotion of the Web Site through In-Store Materials.  Retailer shall
          ----------------------------------------------------
          insert into all bags provided to customers any Advertisements promoting the Web Site or services or merchandise offered through the Web Site provided at GSI's cost but, at the request of GSI, produced by Retailer, the copy and presentation of which shall be subject to the Parties mutual agreement.

8.   Corporate Communications

     a.   Newsletters.  Retailer shall make available to GSI 1 full page for the
          -----------
          promotion of the Web Site or services or merchandise offered through the Web Site the copy and presentation of which shall be subject to the Parties mutual agreement in 1 issue of each newsletter distributed to Retailer personnel at the time that the Web Site is launched and shall make available to GSI space in subsequent newsletters at Retailer's discretion.

     b.   Training Materials.  Retailer shall make available to GSI reasonable
          ------------------
          space in its personnel training and orientation materials to promote the Web Site. The copy and presentation of materials to be inserted into such materials shall be subject to the Parties mutual agreement.

9.   Costs

     Any costs to be reimbursed by GSI pursuant to this Agreement shall be reimbursed only to the extent that they are pre-approved in writing by GSI.

                                  Schedule 3
                                  ----------
                                TRADEMARK LIST
                                --------------

MARK                                      REGISTRATION/APPLICATION #
----                                      --------------------------

America's #1 Fun Store                    1,906,156

Board Ragz                                74/601,883

Breakpoint                                1,758,475

Fish Heads                                75/333,490

Healthy Attitude                          2,002,127

Honsport                                  1,600,077

Jake O's                                  1,756,987

Lift 7                                    1,159,230

Mountain Tek                              2,075,911

Mountain Tek Sport                        2,092,304

Mountain Tek Sport                        75/333649

Mountain Tek Golf                         2,274,898

Mountain Tek Outfitters                   75/761,477

One Store Has All The Fun                 1,772,062

Oshmans                                   1,065,033

Oshman's                                  1,122,841

Oshman's                                  1,119,203

Oshman's                                  1163077-AL

Oshman's Ski Skool                        1,087,854

Schedule 3

MARK                                            REGISTRATION/APPLICATION #
----                                            --------------------------

OSSI                                            1,090,983

OSSI                                            1,435,673

Sea Raider                                      1,199,481

Some Stores Have All The Fun                    0,922,563

SGL-Sporting Goods Liquidators                  75/079,217

SuperSports USA                                 1,692,056

Tuff-Stuff                                      2,175,234

Waverunner                                      1,756,988

Waverunner                                      75/342,973

WinterGold                                      1,595,532

Women & Sports                                  2,119,113

Women & Sports and Design                       2,175,007

                                  Schedule 4

Schedule 5

Data to be Collected

Customer Identification Data, as defined in Section 16.3.2.

                                  Schedule 6
                                  ----------

WHOIS Lookup
      Sponsored by:


Oshman's Sporting Goods Inc., Services (OSHMANS5-DOM)         OSHMANS.ORG
Oshman's Sporting Goods Inc., Services (OSHMANS4-DOM)         OSHMANS.NET
Oshman's Sporting Goods, Inc. (WOMEN-AND-SPORT2-DOM)     WOMEN-AND-SPORT.ORG
Oshman's Sporting Goods, Inc. (WOMENANDSPORTS-DOM)       WOMENANDSPORTS.COM
Oshman's Sporting Goods, Inc.-Services (OSHSPORTS2-DOM)       OSHSPORTS.ORG
Oshman's Sporting Goods, Inc.-Services (CHEAPSPORTS2-DOM)     CHEAPSPORTS.COM
Oshman's Sporting Goods, Inc.-Services (OSHSPORTS-DOM)        OSHSPORTS.COM
Oshman's Sporting Goods, Inc.-Services (CHEAPSPORTS-DOM)      CHEAPSPORTS.ORG
Oshman's Sporting Goods, Inc.-Services (OSHSPORTS3-DOM)       OSHSPORTS.NET
Oshman's Sporting Goods, Inc.-Services (CHEAPSPORTS3-DOM)     CHEAPSPORTS.NET

To single out one record, look it up with "!xxx", where xxx is the handle, shown in parenthesis following the name, which comes first.



HOME|MAKE CHANGES|PRODUCTS & SERVICES|SITE MAP|HELP


     Questions? Contact Us.
       Copyright 2000 Network Solutions, Inc. All rights reserved. Please read our Disclaimer.

Schedule 7

GSI Infrastructure and Practices

31   Capacity (pipe size)

     31.1  Estimated average load. [*] megabits per second (Mbps).
           ----------------------

     31.2  Estimated peak load. [*] Mbps.
           -------------------

     1.3   Burstable bandwidth.  Up to [*] Mbps.
           -------------------

     1.4   Additional pipe capacity.  Added when trend lines exceed [*] of
           ------------------------
           burstable bandwidth.


2    Web Servers

     2.1  Servers.  Four (4) Sun Enterprise E-250 servers.
          -------

     2.2  Configuration.
          -------------

          2.2.1 Each server configured with [*] MHZ processors and [*] GB memory to support Netscape and Apache.

          2.2.2 Each server configured in 2x2 failover mode for reliability and redundancy.

          2.2.3 OS monitoring of internal faults, to provide indication of hardware degradation and potential for maintenance, replacement, and/or refurbishment.

          2.2.4 OS and Accrue monitoring of loading, to provide indication of average and peak loads.

          2.2.5 Upon reaching 50% average threshold or 80% peak threshold, Web server farm increased within 7 to 10 working days by 2 identical, fully-configured servers.

          2.2.6 Upon reaching 10 E-250 servers, entire Web server farm replaced by 2 Sun Enterprise E-3000 systems.

                              (a) Each E-3000 system configured in failover mode with 6 processors and 6 GB memory.

3    Application Servers

     3.1  Servers.  Two (2) Sun Enterprise E-450 servers.
          -------

     3.2  Configuration.
          -------------

          3.2.1 Each server configured in failover mode with [*] MHZ processors and [*] GB memory to support Web Logics.

          3.2.2 Monitoring of loading, to provide indication of average and peak loads.

          3.2.3 Upon reaching 50% average threshold or 80% peak threshold, Application server farm increased within 7 to 10 working days by up to 8 identical, fully-configured E-450 servers.

          3.2.4 Upon reaching 8 E-450 servers, entire Application server farm replaced by 2 Sun Enterprise E-4500 systems.

                 (a) Each E-4500 system configured in failover mode with 14 processors and 14 GB memory.


4    Database Servers

     4.1  Servers.  Two (2) Sun Enterprise E-450 servers.
          -------

     4.2  Configuration.
          -------------

          4.2.1 Each server configured in failover mode with [*] MHZ processors and [*] GB memory to support Oracle 8.0.5.

                 (a) GSI uses Oracle 8.0.5 as its principal database management system for all transactions.

          4.2.2 One (1) Sun StorEdge 5100 with 54 GB RAID-5 storage used to house the physical data.

          4.2.3 Monitoring of loading, to provide indication of average and peak loads.

          4.2.4 Upon reaching 50% average threshold or 80% peak threshold, Database server farm increased within 7 to 10 working days by up to 6 identical, fully-configured E-450 servers.

          4.2.5 Upon reaching 8 E-450 servers, entire Database server farm replaced by 2 Sun Enterprise E-10000 systems.

                 (a) Each E-10000 system configured in failover mode with 32 processors and 64 GB memory


5    Security

     5.1  Physical.  GSI leases 4 temperature-controlled "cages" from Frontier
          --------
          Global Center (FGC) for secure housing of its server racks. Each cage is fenced from floor to ceiling and secured with locks owned and operated solely by GSI, holder of all keys. FGC is manned on a 24 hour, 7 day-a-week basis with video camera surveillance and positive identification procedures for all entering and exiting personnel. Access beyond FGC's vestibule is through a card key-controlled door or through the card key-controlled freight elevator. Access to FGC's cages is through a single door or through the card-key controlled freight elevator. The card-key is signed in and out only by those persons on the access list, and only upon surrender of that person's driver's license.

     5.2  Logical.  GSI provides secure processing through application of the
          -------
          Secure Socket Layer (SSL) to all pages upon which customers enter private data. Private data includes credit card and address information, as well as email addresses for login purposes. SSL keys have been obtained from VeriSign, Inc., and are registered under the names of each GSI partner. SSL is implemented through hardware cards in two of the servers in the data center for redundancy. Additionally, all servers have at least two software SSL servers in the event that the servers with the hardware cards are inoperable. Within the Oracle
          8.0.5 system, all customer credit card numbers and passwords are encrypted.

                                   Schedule 8

                       Tools for Accessing Customer Data


Accrue software
SAS Statistical Analysis Software
GSI Partners.Net

                                   SCHEDULE 9

                               CONSIGNMENT TERMS


1.   Delivery and Care of Goods.

     (a) Retailer will deliver to GSI the consigned goods to GSI's warehouse located at Memphis Tennessee or any other known location, or such other location as GSI shall direct. Retailer will pay for all freight and shipping charges for such delivery.

     (b) Upon receipt of the consigned goods, GSI's personnel shall immediately segregate the consigned goods such that any third party inspecting the warehouse shall be immediately aware that the consigned goods are the property of Retailer. GSI shall not commingle the consigned goods with any other inventory of GSI or any third party.

     (c) GSI shall maintain the consigned goods free and clear of any and all liens, pledges or mortgages arising for or on behalf of GSI and shall not permit the use of these goods as collateral or security for any of GSI debts or other liabilities.

     (d) Regardless of fault, all risk of loss whether by theft, shortage or otherwise or damage from all causes whatsoever to any consigned goods while in GSI's possession or control shall be borne solely by GSI.

     (e) GSI acknowledges that from time to time Retailer may be required to execute UCC financing statements with respect to the consigned goods in its capacity as debtor under one or more loans.

     (f) Retailer will not be liable for any delay or failure to deliver products during the term of this Agreement.

2. Title to Goods. The consigned goods will remain the property of the Retailer until they are sold in the regular course of business, except that the GSI will be responsible for all shortages of stock. Retailer may withdraw any or all of the consigned goods from GSI's warehouse at any time or from time to time.

3.   Sale of Goods.

     (a) GSI will not sell Retailer's goods at less than the authorized prices. Such prices will be furnished to GSI from time to time in the form of price schedules.

     (b) Retailer and GSI agree that prices applicable to the goods may be changed periodically during the term of this Agreement, and that such price changes may be made without prior notice.

4.   Monthly Statements and Records

     (a) GSI will furnish Retailer with monthly statements indicating all sales transactions during the preceding month and the extent of current inventory. These statements will be provided in accordance with the Agreement.

     (b) GSI will keep records of its sales that shall include the name of the customer, date of sale, product description, and part number. Such records shall be maintained and subject to Retailer's inspection in accordance with this Agreement.

5. Expenses. GSI agrees to pay all expenses for the storage, cartage, transportation, handling, sale and distribution of Retailer's goods, and all expenses incident to those matters, except (i) transportation of goods to GSI, and (ii) on return of goods requested by Retailer, or on account of defect in such goods, in which case such expenses will be paid by Retailer.

6. Insurance. GSI will maintain full insurance on Retailer's goods in the name of and for the benefit of the Retailer, in a form, with a company and in an amount satisfactory to Retailer. If GSI fails to properly insure Retailer's goods, GSI will become personally responsible for any loss of or damage to Retailer's goods while in the custody of the GSI. Upon Retailer's request, GSI shall provide Retailer with proof of insurance coverage for such merchandise.

                                  Schedule 4
                                  ----------


                                    OSHMAN'S
                                                    SUPERSPORTS USA

                      2302 Maxwell Lane, Houston, TX 77023
                     AC 713 1 928-3171  AC 800 1 877-6005

                            Revised October 1, 1999



    SKI SKOOLS ARE LOCATED INSiDE THE FOLLOWING OSHMANS SUPERSPORTS STORES:
    ----------------------------------------------------------------------
                       Ski Skool at #1071 Baybrook, Houston, TX
                       Ski Skool at #1073 Mills Road. Houston, TX
                       Ski Skool at #1075 Gessner, Houston, TX
                       Ski Skool at #1270 Arlington, Arlington, TX
                       Ski Skool at #1470 Northcross, Austin, TX

STORE                                                              SPEED
       STORE NAME & ADDRESS                     TELEPHONE          DIAL #          STORE MANAGER
-----------------------------------------------------------------------------------------------------
# 1003 POST OAK SUPER STORE
       2131 S. Post Oak Blvd.                  713 6224940           101          Bart Jennings, G.M.
       Houston. TX 77056
# 1004 THE PARK
       One Houston Center                     713 650-3240           102          Ronnie Hube-:.
       1200 McKinney Ave., Suite 444
       Houston. TX 77010
  1070 GESSNER
       975 Gessner                             713467-1155           000          Ed Marshall, G.M.
       Houston. TX 77024
  1071 BAYBROOK SUPER STORE
       19801 Gulf Freeway, Suite 800          281 332-6818           016          Roy Hickman, G.M.
       Webster, TX 77598
  1072 DEEREROOK MARKET PLACE SUPER STORE
       20416 Highway 59 N.                    281 446-7519           019          Enoch Gatson, G.M.
       Humble, TX 77338
  1073 MILLS ROAD SUPER STORE
       8625 F.M. 1960 West                    281 807-9020           023          Ron Brooks, G. M.
       Houston, TX 77070-5501
  1075 THE FOUNTAINS
       12730 Fountain Lake Circle             281 240-3388           039          Kate Kelsey, G. M.
       Stafford, TX 77477
  1230 CARUTH PLAZA SUPER STORE
       9100 N. Central Expressway, #123        214363-8441           121          Mitchell Baker, G.M.
       Dallas, TX 75231
  1235 DENTON
       Golden Triangle Mail                   940 566-3902           123          Ted Wright
       2201 South l-35E, Space P-;
       Denton TX 76205-3191
   254 RICHARDSON SQUARE
       Richardson Square Mail #317            972 733-1593           129          Wayne Powell
       501 South PIano Road,
     Richardson TX 75
      ----------------

Oshman's Sporting Goods                      Page 2          Revised 10/1/99
STORE                                                           SPEED
   #  STORE NAME and ADDRESS             TELEPHONE              DIAL #              STORE MANAGER
1270  ARLINGTON SUPER STORE
      4620 South Cooper                        817 467090            003                 Ramon Munguia, G.M.
      Arlington, TX 76017
1271  RIOGMAR SUPER STORE
      1250 Green Oaks Road                     817 731578            017                 Mike Woodson, G.M.
      FT. Worth,TX 76116
1272  MESQUITE SUPER STORE
      3540 Emporium Circle                   972 686-1885            025                 Jim Blankenship\\7\\G.M.
      Mesquite, TX 75150
1273  HULEN SUPER STORE
      4830 S.W. Loop 820
      over on Park Plaza, Bldg. A            817 377-1515            026                 Randy Berend, G.M.
      Fort Worth, TX 76109
1274  PLANO SUPER STORE
      701 Taylor Drive                       972 508-1992            027                 George Patterson, G.M
      Piano, TX 75074
1275  PRESTONWOOD SUPER STORE
      15490 Dallas Parkway                   972 991-3533            028                 Jim Jones, G.M.
      Dallas, TX 75248
1276  RED BIRD MALL
      #1006 Red Bird Mail                    972 296-1681            130                 Candy Gaa
      3662 W. Camp V'/isdom Road
      Dallas, TX 75237
1277  NORTH RICHILAND CENTER
      8500 Airport Frw'y., #100               817428-5512            031                 Dick Nielsen, G.M.
      N. Richland Hills, TX 76180
1278  IRVING SUPER STORE
      3524 Airport Freeway W.                972 986-1110            032 Store           Sheila Smith, G.M.
      Irving, TX 75062                                               018 Req. #2         Office
1279  WOODLAND HILLS SUPER STORE
      10143 E. 71st Street S.                918 252-0237            033                 Rod Murray, G.M.
      Tulsa, OK 74133
1260  TYLER
      4023 5. Broadway                       903 581-7888            131                 Gary Hewitt
      Tyler, TX 75701
1281  VISTA RIDGE VILLAGE
      2325 5. Stemmons Frwy., #503           972 315-1500            035                 Anna Halber:, G.M.
      Lewisville, TX 75067
1283  SOUTHROADS SUPER STORE
      Southroads Shopping Center             918 828-0100            173                 J. R. Young, G.M.
      5207 E. 41 Street South
      Tulsa, OK 74135
1310  JERSEY GARDENS SUPER STORE
      Jersey Gardens Mall - Space 80         908 965-1310            048                 Tracy Herzog, G.M.
      651 Kapkowski Road
      Elizabeth. NJ 07201
1330  AUBURN HILLS SUPER STORE
      Great Lakes Crossing
      4220 Baldwin Road                      248 333-1330            045                 Jon Salamone, G.M.
      Auburn Hills. Ml 48326-1224
1350  MINNEAPOLIS SUPER STORE
      Mail of Americas                       612 854-0507            029                 Steve Anderson, G.M.
      West Market, Suite W-222
      Bloomington. MN 55425
      -------------

Oshman's Sporting Goods                               Page 3                           Revised 10/1/99
STORE                                                                   SPEED            STORE MANAGER
#              STORE NAME AND ADDRESS                  TELEPHONE       DIAL  #
1371           GREENVILLE SUPER STORE                 864-627-3900       024              Jud Hines, G.M.
               1025 Woodruff Rd., Space N250
               Greenville, SC 29607
1376           KANSAS CITY SUPER STORE                913-393-1800       042              Todd Blanchard, G.M.
               20050 West 151/st/ Street
               Olathe, KS 66061
1403           NORTHSTAR MALL                         210-344-9245       135              Donald Majors
               2010 Northstar Mall
               San Antonio, TX 78216
1432           KILLEEN                                254-699-4741       140             Edith Cleaver, Acting Mgr.
               2100 South W.S. Young Drive
               Killeen, TX 76541
1436           POST OAK MALL                          409-696-0546       141              Roy Phillips
               1500 Harvey Road, Suite 1000
               College Station, TX  7840
1451           BEAUMONT                               409-832-7781       143              Debbie Foster
               166 Gateway
               Beaumont, TX 77701
1470           NORTHCROSS SUPER STORE                 512-459-6541       004              John Pringle, G.M.
               2525 W. Anderson Lane, Suite 600
               Austin, TX 78757
1471           La Plaza Del Norte                     210-341-1244       036              Anne Simpson, G.M.
               125 N.W. Loop 410, Suite 240
               San Antonio, TX 78216-5360
1477           SUNRISE MALL                           361-993-0832       145              Scott Lichtenberger
               5858-46 S. Padre Island Drive
               Corpus Christi, TX 78412
1570           TALLAHASSEE SUPER STORE                850-386-3355       044              Jon Scott, G.M.
               2415 North Monroe St., Suite 203
               Tallahassee, FL 32303
1604           MEMPHIS                                901-683-7724       163              Richard Crews
               1185 Ridgeway Road
               Memphis, TN 38119
1610           ELMWOOD                                504-734-8206       166              Gina Kelley
               1200 S. Clearview Pkwy.
               Ste. 1146
               New Orleans, LA 70123
1614           METAIRIE                               504-887-4700       168              Pat Sammartino
               4329 Veteran's Memorial Hwy.
               Metairie, LA 70006
1615           RIVERSIDE MARKET                       504-895-7791       169              Martin Silverstein
               5300 Tohoupitoulas St.
               Space G
               New Orleans, LA 70115
1618           SLIDELL                                504-649-0258       170              Bill Hornberger
               1005 North Shore Square
               150 North Shore Blvd.
               Slidell, LA 70460
1850           PARKADE                                806-792-1964       178              Eddie Lisama
               Lubbock Shopping Parkade
               7020 Quaker Avenue F
               Lubbock, TX 79424-2322

Oshman's Sporting Goods                               Page 4       Revised 1011/99
STORE                                                                  SPEED
  #        STORE NAME and ADDRESS                   TELEPHONE          DIAL #           STORE MANAGER
   3109    MT. VIEW - SAN ANTONIO
           635 San Antonio Road                      650941-8611        192             Mario Gutierrez
           Mountain View, CA 94040
   3170    MILPITAS SUPER STORE
           1150 Great Mall Drive\\7\\ Anchor C      408 934-0280        265             Tom Clark, G.M.
           Milpitas. CA 95035
   3175    NOVATO
           212 Vintage Way, Bldg. L-1               415 892-2060        015             Ryokan Kwong
           Novato, Ca 94945
   3202    TOPANGA
           6600 Topanga Canyon Blvd.                 818 8834352        206             Mike Lamont
           Canoga Park, CA 91303
   3217    W. LOS ANGELES
           11110 W. Pico Blvd.                      310 478-0446        218             Mike Perez
           W. Los Angeles, CA 90064
   3270    PALM DESERT SUPER STORE
           72519 Highway 111                        760 773-3270        022             Bill Blue, G.M.
           Palm Desert, CA 92260
   3271    CAMARILLO SUPER STORE
           351 W. Ventura Blvd., Spac M-1           805 484-3175        043             Don Denham, G.M.
           Camarillo, CA 93010
   3272    West Covina
           837 Plaza Drive                          626 813-7566        040             Bob Nassau, G.M.
           West Covina, CA 91790
   3371    La Habra Marketplace
           1531 West Imperial Hwy.                  562 690-7900        037             Jim Markillie, G.M.
           La Habra, CA 90631
   3470    GROSSMONT CENTER
           5500 Grossmont Ctr. Drive, Suite 279      619 6978160        030             Karl Chub, G.M.
           LaMesa, CA 91942
   3565    VILLALINDA
           1404 villa Linda Mail                    505 473-3555        099             Luke Alexander
           4250 Cerrillos Road
           Santa Fe, NM 87505
   3566    LAS CRUCES
           1420 Mesilla Valley Mall                 505 522-0395        181             Norman Jaquez
           700 5. Telshor
           Las Cruces, NM 88001
   3570    WINROCK SUPER SPORTS
           Winrock Center #155                      505 881-8082        008             Julee Dry, G.M.
           2100 Louisiana Blvd. N.E.
           Albuquerque, NM 87110-5412
           Tempe, AZ 85282

Oshman's Sporting Goods                            Page 5          Revised 10/1/99
STORE                                                                   SPEED
  #        STORE NAME and ADDRESS                TELEPHONE              DIAL #            STORE MANAGER
 3573      ARROWHEAD CROSSING
           7555 West Bell Road                       623 979-5900         034             Brian Pinkalla, G.M.
           Peoria, Arizona 85382
 3574      TEMPE SUPER STORE
           Arizona Mills MalI                        480 831-6161         137             Ed Jones\\7\\G.M.
           5000 Arizona Mills Circle, Ste. 135
           Tempe. Arizona 85282
 3575      NEWGATE MALL
           3651 Wall Avenue - Suite 1102             801 392-5500         053
           Ogden. Utah 84405
 3670      SEATTLE SUPER STORE
           1101 SuperMall Way, Suite 1333            253-735-7447         021             Ed Billingsley, G. M.
           Auburn. WA 98001
 3731      MILPITAS CLEARANCE STORE
           1150 Great Mall Drive, Anchor C           408 935-8775         038             Carmeita Saad
           Milpitas, CA 95035


Various addresses for Corporate Office, Regional Offices, and Distribution on Page 6 of this directory.